Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation
Contact:	150 Field Drive, Suite 250
eLoyalty Corporation	Lake Forest, Illinois
Chris Min, Vice President and Chief Financial Officer	60045
(847) 582-7222
ir@eloyalty.com	www.eloyalty.com
t 847.582.7000
f 847.582.7001

eLoyalty Corporation’s Registration Statement for Rights Offering Declared Effective; Announces August 13, 2008 as Record Date for Rights Offering

LAKE FOREST, IL, August 14, 2008 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise customer relationship management (CRM) services and solutions company, today announced that the Registration Statement for its previously announced common stock Rights Offering was declared effective on August 13, 2008 by the Securities and Exchange Commission.

eLoyalty also set August 13, 2008 as the record date for the Rights Offering.

Under the terms of the Rights Offering described in the prospectus contained in the Registration Statement, eLoyalty intends to distribute non-transferable subscription rights to purchase up to an aggregate of 2,645,395 shares of its common stock to persons who own shares of eLoyalty’s common stock or Series B Preferred Stock as of the close of business on the record date.

Each holder of record as of the close of business on the record date would receive 0.19756 of a subscription right for each share of eLoyalty common stock and each share of its Series B Preferred Stock owned at the close of business on the record date, eLoyalty will not distribute any fractional rights. Instead, fractional subscription rights will be rounded down to the next whole number.

Each whole subscription right would entitle the holder to purchase one share of common stock at a purchase price of $5.67 per share, which is the basic subscription privilege. Stockholders who exercise their basic subscription privilege in full would also be entitled to purchase additional shares at $5.67 per share pursuant to an over-subscription privilege to the extent there are shares that have not been subscribed for by other holders pursuant to their basic subscription privileges. The purchase price of $5.67 is the average closing price of eLoyalty’s common stock over the ten trading day period ended August 4, 2008.

eLoyalty expects to mail as soon as practicable a prospectus and other items necessary for exercising the rights to holders of its common stock and Series B Preferred Stock as of the close of business on the record date. The prospectus will contain a description of the Rights Offering and other information. Questions from stockholders regarding the Rights Offering or requests for additional copies of the prospectus or other offering materials may be directed to the information agent for the Rights Offering, Georgeson Inc. at (800) 334-8612.

The subscription rights will be exercisable until 5:00 p.m. Eastern time, on September 12, 2008, unless eLoyalty extends the Rights Offering. eLoyalty reserves the right to cancel or terminate the Rights Offering at any time prior to the expiration date of the Rights Offering.

PRESS RELEASE

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.